SCHEDULE 14C INFORMATION

             Information Statement Pursuant to Section 14(c) of the
              Securities Exchange Act of 1934 (Amendment No. __)

Check the appropriate box:
[ ]   Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]   Definitive Information Statement

             RiverSource Variable Portfolio - Managers Series, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules
      14c-5(g) and 0-11

      (1) Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
      (2) Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined);

          ----------------------------------------------------------------------
      (4) Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
      (5) Total fee paid:

          ----------------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

          ----------------------------------------------------------------------
      (2) Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
      (3) Filing Party:

          ----------------------------------------------------------------------
      (4) Date Filed:

          ----------------------------------------------------------------------

                                             RIVERSOURCE [LOGO](SM) INVESTMENTS



June 26, 2006

Fellow Shareholder:

RiverSource Investments has implemented subadviser changes in the RiverSource Funds listed below, effective on April 24, 2006:

o    RiverSourceSM International Aggressive Growth Fund
o    RiverSourceSM International Small Cap Fund
o    RiverSourceSM Small Cap Value Fund
o    RiverSourceSM Variable Portfolio (VP) - Small Cap Value Fund

As a shareholder in one or more of these funds, I want to make you aware of these changes by including the following documents:

     The RiverSource Investments Subadvised Strategies - Management changes effective April 24, 2006 brochure describes our criteria for making subadviser changes and introduces the new subadvisers.

     The Information Statement we are required to provide which includes more detailed information regarding the changes. Please read the statement carefully and keep it for future reference.

If you have questions about any of these changes, I encourage you to talk with your financial advisor.

I thank you for the confidence you have shown in our funds. All of us at RiverSource Investments look forward to helping you meet your investment goals in the months and years ahead.

Sincerely,


/s/  Paula R. Meyer
------------------
     Paula R. Meyer
     President
     RiverSource Funds

This material must be preceded or accompanied by a current prospectus, which contains more complete information about the Fund, including the investment objectives, risks, charges and expenses. For additional information about our funds, please call (800) 297-3863, TTY: (800)846-4852. Read the prospectus carefully before you invest.

Investment products involve risks including possible loss of principal and fluctuation in value. International investing involves increased risk and volatility due to potential political and economic instability, currency fluctuations, and differences in financial reporting and accounting standards and oversight. Risks are particularly significant in emerging markets. Investments in small-capitalization companies often involve greater risks and potential volatility than investments in larger, more established companies.

RiverSourceSM mutual funds are managed by RiverSource Investments, LLC and distributed by Ameriprise Financial Services, Inc., Member NASD. Both companies are part of Ameriprise Financial, Inc. (C) 2006 Ameriprise Financial, Inc.
All rights reserved. (6/06)


--------------------------------------------------------------------------------
1 - RIVERSOURCE VARIABLE PORTFOLIO - SMALL CAP VALUE FUND INFORMATION STATEMENT

                                   RIVERSOURCE
                    VARIABLE PORTFOLIO - SMALL CAP VALUE FUND

                     901 MARQUETTE AVENUE SOUTH, SUITE 2810
                           MINNEAPOLIS, MN 55402-3268

INFORMATION STATEMENT

NOTICE OF SUBADVISER CHANGE

This information statement mailed on or about June 26, 2006, is being provided to the shareholders of RiverSource Variable Portfolio - Small Cap Value Fund (the "Fund"), a series of RiverSource Variable Portfolio - Managers Series, Inc., in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Fund has received from the Securities and Exchange Commission ("SEC"). This exemptive order permits RiverSource Investments, LLC ("RiverSource Investments" or "Investment Manager"), subject to approval of the Board of Directors (the "Board"), to select the subadvisers RiverSource Investments or the Investment Manager believes are best suited to achieve the Fund's investment objective. RiverSource Investments or the Investment Manager exercises this authority by adding or replacing subadvisers.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THE FUND AND ITS MANAGEMENT AGREEMENT

RiverSource Investments serves as investment manager to the Fund pursuant to an Investment Management Services Agreement (the "IMS Agreement") dated March 1, 2006, amended and restated as of May 1, 2006. Under the IMS Agreement, RiverSource Investments monitors the performance of the subadvisers on an ongoing basis. Factors it considers are: the qualifications of a subadviser's investment personnel, its investment philosophy and process, and its long-term performance results. Short-term investment performance, by itself, is not a significant factor in recommending a change of a subadviser. As compensation for its services, RiverSource Investments receives a management fee from the Fund and RiverSource Investments pays the subadviser(s).

Subadvisers serve pursuant to separate subadvisory agreements (each a "Subadvisory Agreement") under which each manages the portion of the investment portfolio allocated to it by RiverSource Investments, and provides related compliance and record-keeping services. In accordance with procedures adopted by the Board, a subadviser or its affiliated broker-dealer, may execute portfolio transactions for a Fund and receive brokerage commissions in connection with those transactions as permitted by Section 17(e) of the Investment Company Act of 1940, as amended (the "1940 Act"), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services, provided that the subadviser's procedures are acceptable to RiverSource Investments and consistent with Board and RiverSource Investments policies.

RIVER ROAD ASSET MANAGEMENT, LLC
AND THE NEW SUBADVISORY AGREEMENT

Prior to April 24, 2006, a portion of the Fund's assets was managed by Royce & Associates, LLC ("Royce") and Goldman Sachs Asset Management, L.P. ("GSAM"). At a meeting of the Board, held on April 12-13, 2006, the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the "independent Board members"), approved the recommendation of RiverSource Investments to terminate the Subadvisory Agreement with GSAM. Previously, Royce had provided notice of termination of its Subadvisory Agreement to RiverSource Investments, but had agreed to manage its portion of the Fund's assets through April 2006. At the April 12-13, 2006 meeting, the Board then approved a new Subadvisory Agreement with River Road Asset Management, LLC ("River Road"), which became effective on April 24, 2006.

The recommendation to terminate GSAM was made by RiverSource Investments in the ordinary course of its ongoing evaluation of the subadvisers. GSAM was no longer best suited to deliver under the Fund's investment strategy, and it had begun to deliver less than expected performance. Royce elected to no longer act as a subadviser on the Fund, as they are exiting the subadvised business. The recommendation to hire River Road to manage the assets previously managed by GSAM and Royce was based on RiverSource Investments' analysis that the investment strategy of River Road is complementary with the Fund's other subadvisers, Donald Smith & Co., Inc. ("Donald Smith"), Franklin Portfolio Associates LLC ("Franklin Portfolio") and Barrow, Hanley, Mewhinney & Strauss, Inc. ("Barrow, Hanley").

--------------------------------------------------------------------------------
2 - RIVERSOURCE VARIABLE PORTFOLIO - SMALL CAP VALUE FUND INFORMATION STATEMENT

Under the IMS Agreement, the Fund pays RiverSource Investments a fee as follows:

RIVERSOURCE VARIABLE PORTFOLIO - SMALL CAP VALUE FUND

ASSETS (BILLIONS)                         ANNUAL RATE AT EACH ASSET LEVEL
First $0.25                                          0.970%
Next   0.25                                          0.945
Next   0.25                                          0.920
Next   0.25                                          0.895
Next   1.00                                          0.870

The table above represents the fee paid by the Fund to RiverSource Investments. RiverSource Investments, in turn, will pay the subadvisers out of its own assets, at the following rates:

River Road: 0.50% on all assets.

The fee paid by RiverSource Investments to Royce was 0.80% on the first $100 million, 0.70% on the next $50 million, 0.65% on the next $50 million and 0.60% thereafter.

The fee paid by RiverSource Investments to GSAM was 0.60% on the first $100 million and 0.55% thereafter to a maximum of $400 million.

                                                                    FEES PAID BY           FEES PAID BY           FEES PAID BY
                                                                     THE FUND TO            RIVERSOURCE            RIVERSOURCE
                                                                     RIVERSOURCE          INVESTMENTS TO         INVESTMENTS TO
                                                                     INVESTMENTS*              ROYCE                  GSAM
RIVERSOURCE VARIABLE PORTFOLIO - SMALL CAP VALUE FUND                 $3,087,940              $518,048               $334,797
(fiscal year ended 8/31/2005)

* RiverSource Investments uses these fees to pay both subadvisers.

Other than the identity of the subadviser, the standard of care (consistent with changes to the IMS Agreement, new subadvisers are held to a higher standard of care), the fee schedule and the effective and renewal dates, there are no material differences between the Royce and GSAM Subadvisory Agreement and the River Road Subadvisory Agreement.

INFORMATION ABOUT RIVER ROAD

River Road Asset Management, LLC ("River Road") is a Delaware limited liability company. As of March 31, 2006, River Road had approximately $.7 billion in assets under management. River Road's principal offices are located at 462 South Fourth Street, Suite 1600, Louisville, Kentucky 40202.

The following table provides information on the principal executive officers and directors of River Road.

NAME                                  TITLE AND PRINCIPAL OCCUPATION
Stuart D. Bilton                        Member, Board of Managers
James C. Shircliff         Chief Executive Officer, Member, Board of Managers
Richard A. Beck                   President, Member, Board of Managers
Henry W. Sanders           Senior Portfolio Manager, Member, Board of Managers
Thomas D. Mueller          Chief Operations Officer, Chief Compliance Officer
Elwood H. Weilage                       Member, Board of Managers

OTHER ACCOUNTS WITH SIMILAR INVESTMENT OBJECTIVES MANAGED BY RIVER ROAD

                                        ASSETS ($ MILLIONS)        INVESTMENT
NAME                                   AS OF MARCH 31, 2006       ADVISORY FEE

SMALL CAP COMPOSITE                            $54                 40-100 bp

As of March 31, 2006, the Composite consisted of 10 discretionary accounts.

--------------------------------------------------------------------------------
3 - RIVERSOURCE VARIABLE PORTFOLIO - SMALL CAP VALUE FUND INFORMATION STATEMENT

In evaluating the recommendation to hire River Road as a subadviser for the Fund, the Board considered, among other factors:
o The favorable history, reputation, qualification and background of the subadviser, as well as the qualifications of the subadviser's personnel and its financial condition.
o The expertise that the subadviser offers in providing portfolio management services to other similar portfolios and the performance history of those portfolios.
o    The subadviser's proposed investment strategy for the Fund.
o The subadviser's long- and short-term performance relative to comparable mutual funds and unmanaged indexes.
o    The compliance program of the subadviser.

The terms of the Subadvisory Agreement are consistent with the language of the registration statements of the Fund and the IMS Agreement between the Fund and RiverSource Investments.

Based on the foregoing analysis, including consideration, among others, of the more than 30 years of investment experience of the lead portfolio manager, the Subadviser's investment philosophy based on its absolute value approach to investing, and the Subadviser's strong relative track record in the small cap value space over time, the Board concluded that the approval of the Subadvisory Agreement is in the best interests of the Fund and its shareholders.

For a mutual fund managed by multiple subadvisers, such as the Fund, RiverSource Investments, subject to the discretion of the Board, decides the proportion of Fund assets to be managed by each subadviser, and may change these proportions at any time. As of April 21, 2006, the Fund's assets were managed as follows:

                                                      ROYCE        GSAM       DONALD SMITH     FRANKLIN PORTFOLIO     BARROW, HANLEY
RIVERSOURCE VARIABLE PORTFOLIO - SMALL CAP VALUE      19%           18%           20%               21%                     22%

As of April 24, 2006, the Fund's assets are managed as follows:

                                                   DONALD SMITH    FRANKLIN PORTFOLIO    BARROW, HANLEY     RIVER ROAD

RIVERSOURCE VARIABLE PORTFOLIO - SMALL CAP VALUE        20%              21%                  22%              37%

FINANCIAL INFORMATION

The Fund's most recent annual report and semiannual report are available on request, without charge, by writing to 734 Ameriprise Financial Center, Minneapolis, Minnesota 55474 or calling (888) 791-3380, or via the Fund's website at www.riversource.com/funds.

RECORD OF BENEFICIAL OWNERSHIP

For RiverSource Variable Portfolio - Small Cap Value Fund, as of record date of April 30, 2006, separate accounts of IDS Life Insurance Company, IDS Life Insurance Company of New York, American Centurion Life Assurance Company, and American Enterprise Life Insurance Company owned 100% of the outstanding shares.

As of April 30, 2006, Board members and officers of the Fund as a group owned less than 1% of the outstanding shares of the Fund.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in reasonable time prior to the solicitation of proxies for the meeting.


June 26, 2006
By Order of the Board of Directors
Leslie L. Ogg, Secretary

--------------------------------------------------------------------------------
4 - RIVERSOURCE VARIABLE PORTFOLIO - SMALL CAP VALUE FUND INFORMATION STATEMENT

RIVERSOURCE VARIABLE PORTFOLIO - SMALL CAP VALUE FUND
901 Marquette Avenue South, Suite 2810
Minneapolis, MN 55402-3268

S-6466-78 A (6/06)